CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




As independent public accountants, we consent to the use, in this Form S-3 Registration Statement dated February 24, 1997 of Glasgal Communications, Inc., of our report dated January 14, 1994 on the November 30, 1993 financial statements of Signatel Ltd. It should be noted that we have not audited any financial statements of the company subsequent to November 30, 1993 nor performed any audit procedures subsequent to the date of our report.



                                       /s/ Deloitte & Touche


Toronto, Canada
February 12, 1997                      Chartered Accountants